Exhibit 10.5

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of December 30, 2016
among
CELADON GROUP, INC.,
as Borrower,
CERTAIN SUBSIDIARIES OF BORROWER,
as Guarantor,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
 and L/C Issuer,
and
The Other Lenders Party Hereto
__________________________
BANK OF AMERICA, N.A.
as Sole Bookrunner and Sole Lead Arranger

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Third Amendment”) is made as of the 30th day of December, 2016, among CELADON GROUP, INC. (“Borrower”), the guarantors party hereto (the “Guarantors”), the lenders parties hereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Witnesseth:

WHEREAS, as of December 12, 2014, the parties hereto entered into a certain Amended and Restated Credit Agreement, as amended (as amended, the “Agreement”);

WHEREAS, Borrower has given notice to permanently reduce the Aggregate Commitments by $50,000,000 on a pro rata basis and has also requested certain amendments to the Agreement; and

WHEREAS, the parties desire to further amend the Agreement, all as herein provided;

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

Part I.  Amendatory Provisions

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

1.01          Defined Terms.  Section 1.01 of the Agreement is hereby amended by substituting the following new definitions in lieu of the like existing definitions:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00% (subject to the interest rate floors set forth in the definition of Eurodollar Rate).  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified Borrower, Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“EBITDAR” means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income, income taxes, interest expense, depreciation and amortization and Rent Expense for such Period, plus (minus), to the extent deducted (included) in determining Consolidated Net Income, losses (gains) attributed from ownership in 19th Capital Group LLC (provided that cash distributions and dividends paid to Borrower from 19th Capital Group LLC shall not be subtracted from Consolidated Net Income).

“Restricted Subsidiaries” means (a) as of any date of determination, a Subsidiary of Borrower which (i) has annual revenues of less than $10,000 and has total assets of less than $10,000 as of such date, determined in accordance with GAAP, or (ii) is an Exempt Foreign Subsidiary; provided, however, if any entity identified in clause (i) above hereafter has annual revenues of $10,000 or more or acquires total assets of $10,000 or more, such entity shall cease to be a Restricted Subsidiary, (b) Zipp Realty, LLC for so long as it is a single asset purpose entity and (c) Transportation Insurance Services, RRG, Inc. for so long as it is restricted from being a guarantor to meet the minimum surplus requirements imposed by the South Carolina Department of Insurance.

Section 1.01 of the Agreement is hereby amended by adding the following new definitions to the Agreement:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

2.15          Defaulting Lenders.

(a)	Adjustments.

(iv)  Reallocation of Applicable Percentages to Reduce Fronting Exposure.  Section 2.15(a)(iv) of the Agreement is hereby amended by substituting the following new Section 2.15(a)(iv) in lieu of the existing Section 2.15(a)(iv):

(iv)  Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Article 5 of the Agreement is hereby amended by adding the following new Section 5.21 at the end thereof:

5.21          EEA Financial Institution.  Neither Borrower nor any Loan Party is an EEA Financial Institution.

ARTICLE 7

NEGATIVE COVENANTS

7.02          Investments.  Section 7.02 of the Agreement is hereby amended by adding new paragraphs (g) and (h) at the end thereof as follows:

and (g) Borrower’s one-time contribution of capital in the maximum amount of $100,000,000, consisting of $25,000,000 to $37,000,000 of cash and the balance of net book value of tractors, in exchange for 50% of the voting interest (49.95% of the membership interest) in 19th Capital Group LLC, a Delaware limited liability company; and

(h) Borrower’s existing and future Investment in Transport Insurance Services, RRG, Inc. in an aggregate amount not exceeding $750,000.

7.05          Dispositions.  Section 7.05 of the Agreement is hereby amended by substituting the following new Section 7.05 in lieu of the existing Section 7.05:

7.05          Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:
(a)          Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)          Dispositions of inventory in the ordinary course of business;
(c)          the one-time sale of up to $75,000,000 of net book value of tractors in November and December 2016, without, notwithstanding the provisions of Section 2.05(d), having to make a mandatory prepayment of the Committed Loans of such proceeds up to $75,000,000, provided that any dispositions in excess of such limitation shall be subject to the limitations of Section 7.05(e) and the requirements of Section 2.05(d);
(d)          Subject to the limitations of Section 7.05(e), sales and dispositions of trucks, truck-tractors, trailers and semi-trailers in the ordinary course of business while there exists no Event of Default;
(e)          in addition to sales and dispositions permitted in (a), (b) and (c) above, sales and dispositions of assets (including the Capital Securities of Subsidiaries) (but excluding accounts receivable) for at least fair market value (as determined by the Board of Directors of Borrower) so long as the net book value of all assets sold or otherwise disposed of in any fiscal year does not exceed 15% of the net book value of the consolidated assets of the Loan Parties as of the last day of the preceding fiscal year;
(f)          Dispositions permitted by Section 7.02 (g) and Section 7.04.
provided, however, that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

ARTICLE 11

MISCELLANEOUS

Article 11 is hereby amended by adding the following new Section 11.21 at the end thereof:

Section 11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)          the effects of any Bail-In Action on any such liability, including, if applicable:
(i)          a reduction in full or in part or cancellation of any such liability;
(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Part II.  Schedules

The Agreement is hereby amended by substituting Schedules 2.01 and 5.13 to this Third Amendment to Amended and Restated Credit Agreement in lieu of Schedules 2.01 and 5.13, respectively, to the Agreement.

Part III.  Continuing Effect

Except as expressly modified herein:

(a)          All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Third Amendment; provided, however, in the event of any irreconcilable inconsistency, this Third Amendment shall control;

(b)         The representations and warranties contained in the Agreement shall survive this Third Amendment in their original form as continuing representations and warranties of Borrower; and

(c)          Capitalized terms used in this Third Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa)        Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)       There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)        Except as expressly waived in this Third Amendment, there does not exist any Event of Default or Default;

(dd)       After giving effect to this Third Amendment and any transactions contemplated hereby, no Event of Default or Default is or will be occasioned hereby or thereby; and

 (ee)        The release of Collateral to occur based on the Dispositions contemplated to occur in November and December 2016 as contemplated by this Third Amendment together with any series of related transactions do not result in a release of substantially all of the Collateral.

Part IV.  Conditions Precedent

Notwithstanding anything contained in this Third Amendment to the contrary, the Lenders shall have no obligation under this Third Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Lenders:

(a)          Each of the conditions set forth in Section 4.02 of the Agreement shall have been satisfied;

(b)          The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)          This Third Amendment, duly executed by Borrower, the Guarantors, the Administrative Agent and the Required Lenders in the form approved by the Administrative Agent;

(ii)          Replacement Notes, duly executed by Borrower to each of the Lenders in the form approved by the Administrative Agent;

(iii)         A duly executed certificate of the Secretary or any Assistant Secretary of Borrower (A) certifying as to attached copies of resolutions of Borrower authorizing the execution, delivery and performance, respectively, of the documents referenced in the immediately preceding subparagraph, and (B) certifying as complete and correct as to attached copies of the Articles of Incorporation and By‑Laws, or certifying that such Articles of Incorporation or By‑Laws, have not been amended (except as shown) since the previous delivery thereof to the Lenders;

(iv)         The executed documents governing Borrower’s investment in 19th Capital Group LLC in the form approved by the Administrative Agent;

(c)          The Lenders and the Administrative Agent shall have received all fees required to be paid in connection with this Third Amendment, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) shall have been paid;

(d)          All legal matters incident to this Third Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

Part V.  Post-Closing Requirements

Borrower agrees to cause the following requirements to be completed not later than January 13, 2017:

(a)          Hyndman Transport Limited, as successor to Celadon Canada, Inc. and Hyndman Holdings, Inc., shall have executed a Joinder Agreement, in the form prescribed by the Administrative Agent, and shall have delivered to the Administrative Agent the documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) of the Agreement;

(b)          American Quality, LLC, Bee Line, Inc., Buckler Transport, Inc., Celadon Driving Academy, LLC, Celadon Realty, LLC, Distribution, Inc. (FTL), Eagle Logistics Services, Inc., Home Management Pros, LLC, Prosair Technologies, LLC, Quality Companies, LLC, Taylor Express, Inc., and The American Franchising Group, LLC shall each have executed a Joinder Agreement to the Agreement and to the Collateral Documents, in the forms prescribed by the Administrative Agent, and shall have delivered to the Administrative Agent the documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) of the Agreement;

(c)          Borrower and its Subsidiaries will execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the Collateral Documents, including, without limitation, such certificates, instruments, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law to perfect and/or preserve a security interest in any Collateral.

Part VI.  Independent Credit Decision

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment.

Part VII.  Expenses

Borrower agrees to pay or reimburse the Administrative Agent for all reasonable expenses of the Administrative Agent (including, without limitation, reasonable attorneys’ fees) incurred in connection with this Third Amendment.

Part VIII.  Counterparts
This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Third Amendment by telefacsimile or other electronic method of transmission shall have the same force and delivery of an original executed counterpart of this Third Amendment.  Any party delivering an executed counterpart of this Third Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Third Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Third Amendment.

[This Space Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Third Amendment to be executed by their respective officers duly authorized as of the date first above written.

"BORROWER"

CELADON GROUP, INC.

By:	/s/ Paul Will

Title:	CEO

CONSENT AND REAFFIRMATION
Each of the undersigned Guarantors hereby consents to the foregoing Third Amendment, and further agrees that the execution and delivery of such Third Amendment shall in no way affect, impair, discharge, relieve or release the obligations of the undersigned under its Guaranty, which obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until all obligations of Borrower to the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent are fully, finally and irrevocably paid and performed.  Each Guarantor further acknowledges that the failure to consent to any subsequent amendment shall not affect the liability of such Guarantor under its Guaranty.

"GUARANTORS"

CELADON TRUCKING SERVICES, INC.

By:	/s/ Paul Will

Title:	CEO

CELADON LOGISTICS SERVICES, INC.

By:	/s/ Paul Will

Title:	CEO

QUALITY EQUIPMENT LEASING, LLC

By:	/s/ Paul Will

Title:	CEO

CELADON E-COMMERCE, INC.

By:	/s/ Paul Will

Title:	CEO

TRANSPORTATION SERVICES INSURANCE COMPANY, INC.

By:	/s/ Paul Will

Title:	CEO

A&S SERVICES GROUP, LLC

By:	/s/ Paul Will

Title:	CEO

OSBORN TRANSPORTATION, INC,

By:	/s/ Paul Will

Title:	CEO

CELADON CANADIAN HOLDINGS, LIMITED

By:	/s/ Paul Will

Title:	CEO

“ADMINISTRATIVE AGENT”

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Patrick Devitt

Title:	Vice President

“SWING LINE LENDER”, “L/C ISSUER”, “LENDER”

BANK OF AMERICA, N.A., as Swing Line Lender, as L/C Issuer and as a Lender

By:	/s/ Jennifer Brown

Title:	Vice President

“LENDERS”

WELLS FARGO BANK, NA., a Lender

By:	/s/ Candelario Martinez
Title:	Candelario Martinez
Senior Vice President

CITIZENS BANK, NA., a Lender

By:	/s/ Scott Lankford

Title:	Vice President

SCHEDULE 2.01

COMMITMENTS
 AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$104,166,666.68	41.6666667%

Wells Fargo Bank, N.A.	$104,166,666.67	41.6666667%

Citizens Bank, N.A.	$41,666,666.65	16.6666666%

Total	$250,000,000.00	100.00%

SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

WHOLLY OWNED SUBSIDIARIES:

NAME OF COMPANY	STATUS	ORGANIZATION STATE

A&S Services Group, LLC	Guarantor	DE

American Quality, LLC	Guarantor	IN

Bee Line, Inc.	Guarantor	OH

Buckler Transport, Inc.	Guarantor	PA

Celadon Canadian Holdings, Limited	Guarantor	Ontario, Canada

Celadon Driving Academy, LLC	Guarantor	IN

Celadon E-Commerce, Inc.	Guarantor	DE

Celadon Logistics Services, Inc.	Guarantor	DE

Celadon Realty, LLC	Guarantor	DE

Celadon Trucking Services, Inc.	Guarantor	NJ

Distribution, Inc. (FTL)	Guarantor	OR

Eagle Logistics Services, Inc.	Guarantor	IN

Home Management Pros, LLC	Guarantor	IN

Hyndman Transport Limited	Guarantor	Ontario, Canada

Osborn Transportation, Inc.	Guarantor	AL

Prosair Technologies, LLC	Guarantor	IN

Quality Companies, LLC	Guarantor	IN

Quality Equipment Leasing, LLC	Guarantor	DE

Taylor Express, Inc.	Guarantor	NC

The American Franchising Group, LLC	Guarantor	IN

Transportation Services Insurance Company, Inc.	Guarantor	VT

Transportation Insurance Services, RRG, Inc.	Restricted Subsidiary	SC

A&S Kinard Logistics LLC	Restricted Subsidiary	DE

A&S Real Estate Holdings, LLC	Restricted Subsidiary	DE

Buckler Distribution Center	Restricted Subsidiary	PA

Buckler Logistics, Inc.	Restricted Subsidiary	PA

Celadon International Corporation	Restricted Subsidiary	DE

Celadon Mexicana, S.A. de C. V.	Restricted Subsidiary	Mexico

Hunt Valley Equipment Co LLC	Restricted Subsidiary	DE

Jaguar Transportation, Inc.	Restricted Subsidiary	IN

Leasing Servicios, S.A. de C.V.	Restricted Subsidiary	DE

Quality Business Services, LLC	Restricted Subsidiary	IN

Quality Custom Sleepers, LLC	Restricted Subsidiary	IN

Quality Insurance, LLC	Restricted Subsidiary	IN

Quality Specialty Vehicles, LLC	Restricted Subsidiary	IN

Stinger Logistics, Inc.	Restricted Subsidiary	OH

Strategic Leasing, Inc.	Restricted Subsidiary	OH

TCI Logistics	Restricted Subsidiary	DE

Truck Inventory, LLC	Restricted Subsidiary	NC

Vorbas, LLC	Restricted Subsidiary	IN

OTHER EQUITY INVESTMENTS:

Servicios de Transportacion Jaguar, S. A. de C. V. (75% Interest)	Restricted Subsidiary	Mexico

GSM Transportation, LLC (49% Interest in Minority Business Enterprise)	Non Subsidiary MBE	IN

19th Capital Group LLC (49.95% Interest)	Non Subsidiary	DE

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